Exhibit 99.1

Capstone Green Energy Files Third Quarter Fiscal 2025 Financial Results

Third Quarter Performance Demonstrates Our Performance Commitment

The Company’s Common Stock is Trading Over the Counter

Earnings Results Conference Call Webcast to be Held on February 19, 2025

LOS ANGELES, CA / BUSINESS WIRE / February 14, 2025 / Capstone Green Energy Holdings, Inc. (the "Company” or “Capstone”) (PINK: CGEH), the public successor to Capstone Green Energy Corporation, announced its financial results for the quarter ended December 31, 2024 (the third quarter of fiscal year 2025). The Company continues to focus on driving its Three Pillar strategy: (1) financial health, (2) sustainable excellence, and (3) re-imagining culture and talent. These Three Pillars are intended to create results that drive strong sustainable financial performance.

Revenue for the third quarter and year-to-date of fiscal year 2025 was $20.1 million and $58.5 million, respectively. Compared to the third quarter and year-to-date revenues in the fiscal year 2024, of $14.6 million and $66.9 million, respectively. The third quarter revenue improved year-over-year on increased demand for products and services. Year-to-date revenue was $8.4 million less due to the effects of the restructuring activities completed in fiscal 2024 which reduced demand in the first half of fiscal year 2025.

Third Quarter Fiscal 2025 Highlights:

●	Gross profit for the third quarter ended December 31, 2024, of fiscal 2025 was $5.0 million, which was $2.0 million higher than same period last year. Further, gross margin was 25%, which was a 4% improvement over same period prior year. The $2.0 million gross profit increase was driven by higher volumes and improving productivity from operations. Gross margin improvement was mainly due to the effects of the product price increases applied in the second quarter of fiscal 2025 as well as improved financial and business disciplined activities in rentals, service agreements, and parts business categories.

●	The Company delivered a net loss of $2.7 million for the third quarter of fiscal 2025 compared to net income of $24.2 million in the prior year. The third quarter of fiscal 2024 included a gain on reorganization items of $32.6 million. Excluding the effect of the extraordinary gain and reorganized expenses in the third quarter of fiscal 2024, the net loss improved year-over-year by $8.4 million for the third quarter of fiscal 2025.

●	Adjusted EBITDA for the third quarter of fiscal 2025 improved to $0.5 million from negative $0.2 million in the third quarter of last year, primarily due to improved gross margin and lower operating expenses.
●	Total cash as of December 31, 2024, was $3.3 million, an increase of $1.2 million from March 31, 2024.

Third Quarter Year-to-Date Fiscal 2025 Highlights:

●	Gross Profit for the third quarter of fiscal 2025 year-to-date was $15.8 million with a margin of 27% compared to gross profit of $11.7 million and a margin of 18% in prior year. The increase of $4.1 million over fiscal 2024 year-to-date was driven by a shift in sales mix. Product sales as a percent of total revenue declined to 43% in fiscal 2025 from 50% in fiscal 2024. As stated earlier, this was mainly due to the effects on demand of the restructuring activities completed in fiscal 2024 in the first half of fiscal 2025.

●	Net loss was $7.1 million for fiscal 2025 year-to-date, compared to a net income of $12.7 million for the same period of fiscal year 2024, which included reorganization income of $33.0 million. Excluding the extraordinary gain and reorganization expenses, the net loss improved by $13.2 million, driven by improved gross profit, lower total operating expenses, and lower interest costs.

●	Adjusted EBITDA for fiscal 2025 year-to-date improved significantly to $5.1 million from $0.3 million in the third quarter of fiscal 2024 YTD.

●	Net cash provided by operating activities was $2.2 million for the first nine months of fiscal year 2025, a $24.3 million improvement from the same nine months of fiscal 2024, which recorded cash used in operating activities of $22.1 million. This positive change was mainly a result of the reduced net loss and improved working capital.

●	The Company continues to remain compliant with its financial covenants.

“We are pleased with the Company's third-quarter results for fiscal 2025, which reflect the improvements in product sales and services. Increased revenue and the continued execution of our corporate initiatives focused on financial and commercial discipline has improved gross profit and gross profit margin,” said John Juric, Chief Financial Officer of Capstone. “Additionally, we are pleased that Capstone stock began trading on the OTC Pink market on January 6, 2025.”

"The results from Q3 fiscal 2025 demonstrate the steady improvements we are making in the business in terms of financial health, sustainable excellence, building culture and talent that is focused on accountability," said Vince Canino, President & Chief Executive Officer of Capstone.

Earnings Conference Call Webcast

The Company will hold its Third Quarter Fiscal Year 2025 financial results conference call and webcast on Wednesday, February 19, 2025, at 1:45 pm Pacific Time.

Participant (Listen Only) Dial-In Numbers:

Domestic Callers: (888) 506-0062

International Callers: (973) 528-0011

Participant Access Code: 922263

Access By Webcast

The call will be simultaneously webcast over the Internet via the “Investor Relations” section of Capstone’s website or by using this direct link: https://www.webcaster4.com/Webcast/Page/2106/51937

At the end of the webcast, management will answer questions that have been submitted by the audience. A webcast replay of the call will be archived on the Company’s website.

About Capstone Green Energy

For almost four decades, Capstone Green Energy has been at the forefront of clean technology using microturbines, revolutionizing how businesses manage their energy supply on a sustainable basis. In partnership with our worldwide team of dedicated distributors, we have shipped over 10,000 units to 83 countries, lowering our clients’ carbon footprint with highly efficient on-site energy systems and microgrid solutions.

Today, our commitment to a cleaner future is unwavering. We offer customers a range of microturbine products ranging from 65 kilowatts to multiple megawatts for the commercial, industrial, and utility-scale spaces uniquely tailored to their specific needs. Capstone's solutions portfolio not only showcases our core clean technology microturbines but also includes flexible Energy-as-a-Service (EaaS) offerings, including build, own, and operate models, as well as rental services.

Capstone’s fast, turnkey power rental solutions are intended to address customers with limited capital or short-term needs; for more information, contact rentals@CGRNenergy.com.

In our pursuit of cutting-edge solutions, we've forged strategic partnerships to extend our impact. Through these collaborations, we proudly offer solutions that utilize renewable gas products and heat recovery solutions. These solutions greatly enhance the sustainability and efficiency of our client's operations while contributing to a cleaner and more responsible sustainable energy landscape.

For more information about the Company, please visit www.CapstoneGreenEnergy.com. Follow Capstone Green Energy on Twitter, LinkedIn, Instagram, Facebook, and YouTube.

Cautionary Notes

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward-looking statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “intend,” “may,” “will,” “plan,” “goal” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the Company’s liquidity position and ability to access capital; the Company’s ability to continue as a going concern; the Company’s ability to successfully remediate the material weaknesses in internal control over financial reporting; the Company’s ability to realize the anticipated benefits of its financial restructuring; the Company’s ability to comply with the restrictions imposed by covenants contained in the exit financing and the new subsidiary limited liability company agreement; employee attrition and the Company’s ability to retain senior management and other key personnel following the restructuring; the Company's ability to develop new products and enhance existing products; product quality issues, including the adequacy of reserves therefor and warranty cost exposure; intense competition; financial performance of the oil and natural gas industry and other general business, industry and economic conditions; including the impacts of any changes in tariff policies; the impact of litigation and regulatory proceedings; inquiries from the SEC; the potential material adverse effect on the price of the Company’s common stock and stockholder lawsuits. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Financial Tables to Follow

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	December 31,	March 31,
	2024	2024
Assets
Current Assets:
Cash	$3,314	$2,085
Accounts receivable, net as of allowances of $535 at December 31, 2024 and $3,287 as of March 31, 2024	11,426	6,552
Inventories	19,413	20,642
Prepaid expenses and other current assets	3,805	5,449
Total current assets	37,958	34,728
Property, plant, equipment and rental assets, net	21,054	25,854
Finance lease right-of-use assets	3,938	4,391
Operating lease right-of-use assets	9,321	12,279
Non-current portion of inventories	3,295	3,917
Other assets	2,795	3,037
Total assets	$78,361	$84,206
Liabilities, Temporary Equity and Stockholders’ Deficiency
Current Liabilities:
Accounts payable and accrued expenses	$17,603	$18,212
Accrued salaries and wages	1,053	1,220
Accrued warranty reserve	1,080	1,437
Deferred revenue, current	15,332	11,183
Finance lease liability, current	595	964
Operating lease liability, current	3,775	4,041
Factory protection plan liability	6,298	7,259
Exit new money notes, net of discount, current	7,845	28,911
Total current liabilities	53,581	73,227
Deferred revenue, non-current	609	675
Finance lease liability, non-current	1,933	2,300
Operating lease liability, non-current	5,806	8,527
Exit new money notes, net of discount, non-current	23,851	—
Other non-current liabilities	264	264
Total liabilities	86,044	84,993
Commitments and contingencies
Temporary equity:
Redeemable noncontrolling interests	13,859	13,859
Stockholders’ deficiency:
Preferred stock, $.001 par value; 1,000,000 shares authorized, and none issued	—	—
Common stock, $.001 par value; 59,400,000 shares authorized, 18,540,789 shares issued and outstanding at December 31, 2024 and March 31, 2024	18	18
Non-voting common stock, $.001 par value; 600,000 shares authorized, 508,475 shares issued and outstanding at December 31, 2024 and March 31, 2024	1	1
Additional paid-in capital	955,313	955,145
Accumulated deficit	(976,874)	(969,810)
Total stockholders’ deficiency	(21,542)	(14,646)
Total liabilities, temporary equity and stockholders' deficiency	$78,361	$84,206

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Revenue, net:
Product and accessories	$8,272	$5,165	$24,903	$33,464
Parts, services and rentals	11,876	9,435	33,610	33,407
Total revenue, net	20,148	14,600	58,513	66,871
Cost of goods sold:
Product and accessories	9,072	6,575	25,622	36,037
Parts, services and rentals	6,082	5,007	17,101	19,124
Total cost of goods sold	15,154	11,582	42,723	55,161
Gross profit	4,994	3,018	15,790	11,710
Operating expenses:
Research and development	744	579	1,882	1,897
Selling, general and administrative	6,313	9,749	19,496	25,713
Total operating expenses	7,057	10,328	21,378	27,610
Loss from operations	(2,063)	(7,310)	(5,588)	(15,900)
Other income, net	364	53	1,577	59
Interest income	4	7	6	106
Interest expense	(986)	(1,100)	(3,003)	(4,619)
Reorganization items, net	—	32,589	—	33,042
Income (loss) before provision (benefit) for income taxes	(2,681)	24,239	(7,008)	12,688
Provision (benefits) for income taxes	23	(1)	56	14
Net income (loss)	(2,704)	24,240	(7,064)	12,674

Net income (loss) per share of common stock and non-voting common stock—basic and diluted	$(0.14)	$1.27	$(0.37)	$0.68
Weighted average shares used to calculate basic and diluted net income (loss) per share of common stock and non-voting common stock	19,049	19,047	19,049	18,655

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended December 31,
	2024	2023
Cash Flows from Operating Activities:
Net income (loss)	$(7,064)	$12,674
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,023	3,001
Amortization of financing costs and discounts	71	49
Paid-in-kind interest expense	2,714	1,100
Non-cash lease expense	2,957	2,482
Provision for credit loss expense	621	—
Inventory provision	639	552
Provision (benefit) for warranty expenses	(203)	143
Stock-based compensation	168	2,057
Non-cash reorganization items, net	—	(35,255)
Changes in operating assets and liabilities:
Accounts receivable	(6,066)	981
Inventories	4,279	6,638
Prepaid expenses, other current assets and other assets	1,887	(1,029)
Accounts payable and accrued expenses	(606)	(4,646)
Operating lease liability, net	(2,988)	(2,464)
Accrued salaries and wages and long-term liabilities	(166)	59
Accrued warranty reserve	(154)	(126)
Deferred revenue	4,083	(5,752)
Factory protection plan liability	(961)	(2,527)
Net cash provided by (used in) operating activities	2,234	(22,063)
Cash Flows from Investing Activities:
Expenditures for property, plant, equipment and rental assets	(841)	(4,551)
Net cash used in investing activities	(841)	(4,551)
Cash Flows from Financing Activities:
Proceeds from debtors-in-process facility	—	12,000
Proceeds from three-year term note	—	3,000
Proceeds from exit new money note	—	3,000
Debt issuance costs	—	(244)
Repayment of finance lease obligations	(164)	(115)
Net cash provided by (used) in financing activities	(164)	17,641
Net increase (decrease) in Cash	1,229	(8,973)
Cash, Beginning of Period	2,085	12,839
Cash, End of Period	$3,314	$3,866

CAPSTONE GREEN ENERGY HOLDINGS, INC. AND SUBSIDIARIES

PRESENTATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
Reconciliation of Reported Net Loss to EBITDA and Adjusted EBITDA	December 31,		December 31,
	2024	2023	2024	2023
Net income (loss), as reported	$(2,704)	$24,240	$(7,064)	$12,674
Interest expense	986	1,100	3,003	4,619
Provision for income taxes	23	—	56	14
Depreciation and amortization	947	1,041	3,023	3,001
EBITDA	$(748)	$26,381	$(982)	$20,308

Stock-based compensation and other expense	59	1,670	168	2,057
Restructuring charges	479	(92)	1,609	1,230
Financing expense	12	1,757	59	5,713
Shareholder litigation expense	316	—	1,023	—
Non-recurring legal expense	221	—	689	11
Restatement expense and SEC investigation	194	2,715	2,535	3,996
Extraordinary gain	—	(35,343)	—	(35,343)
Reorganization items	—	2,753	—	2,301
Adjusted EBITDA	$533	$(159)	$5,101	$273

To supplement the Company’s unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has presented Adjusted EBITDA, a non-GAAP financial measure. This non-GAAP financial measure is among the indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods. Management establishes performance targets, annual budgets and makes operating decisions based in part upon this metric. Accordingly, disclosure of this non-GAAP financial measure provides investors with the same information that management uses to understand the company’s economic performance year-over-year.

EBITDA is defined as net income (loss) before interest, provision for income taxes and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA before stock-based compensation, restructuring, financing, shareholder litigation, non-recurring legal, restatement and SEC investigation expenses, and reorganization items. Restructuring expenses relate to the Chapter 11 bankruptcy filing and financing expenses related to the evaluation and negotiation of the Company’s senior indebtedness. Shareholder litigation expense resulted from the restatement of the Company’s financials and non-recurring legal expenses are one-time non-recurring legal fees. Restatement expenses are professional fees related to the restatement of the Company’s prior year financials. SEC investigation expenses relate to the costs arising from the restatement of the Company’s financials. Reorganization items represent adjustments occurring during the bankruptcy period.

Adjusted EBITDA is not a measure of the Company’s liquidity or financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of its liquidity.

While management believes that the Company’s presentation of Adjusted EBITDA provides useful supplemental information to investors, there are limitations associated with the use of this non-GAAP financial measure. Adjusted EBITDA is not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the methods of calculation. The Company’s non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

CONTACT:
Capstone Green Energy
Investor and investment media inquiries:
818-407-3628
ir@CGRNenergy.com